Exhibit 99.1

News Release – November 7, 2013

CubeSmart Reports Third Quarter 2013 Results; FFO per Share Grows 32%; Same-Store NOI Increases 10.0%

WAYNE, PA -- (Marketwired) -- November 7, 2013 -- CubeSmart (NYSE: CUBE) today announced its operating results for the three and nine months ended September 30, 2013.

CubeSmart Chief Executive Officer Dean Jernigan commented, “I am extremely pleased by the underlying fundamental strength we have continued to see across our platform.  The CubeSmart team continues to execute on all phases of our business plan, and as I look toward our leadership succession at the end of the year, I have never been more confident in the people and systems that we have in place.”

Key Highlights for the Quarter

•                 Reported funds from operations (“FFO”) per share, as adjusted, of $0.25, representing a year-over-year increase of 32%.

•                 Increased same-store (299 facilities) net operating income (“NOI”) 10.0% year over year, driven by 7.2% revenue growth and a 1.8% increase in property operating expenses.

•                 Same-store occupancy averaged 90.5% during the quarter, up 500 basis points year over year; ended the quarter with same-store occupancy of 90.0%.

•                 Closed on four property acquisitions totaling $38.8 million, including locations in the New York City, Dallas, and Phoenix markets.

•                 Disposed of eight properties in Knoxville, TN for combined proceeds of $25.0 million.

Funds from Operations

FFO, as adjusted, was $35.1 million for the third quarter of 2013, compared with $24.4 million for the third quarter of 2012.  FFO per share, as adjusted, increased 32% to $0.25 for the third quarter of 2013, compared with $0.19 for the same period last year.

“We remain focused on delivering attractive long-term growth for our shareholders through a combination of sound operational execution and disciplined capital allocation,” said Christopher Marr, President, Chief Operating Officer, and Chief Investment Officer.  “Organic growth remains robust, as highlighted by a continuation of double-digit same-store NOI growth and all-time-high occupancy levels.  Meanwhile, we have continued to improve the quality of our portfolio.  We have exceeded our full-year acquisition volume targets in our core markets and have opportunistically reduced exposure to non-core investment markets.”

Investment Activity

The Company acquired four assets for $38.8 million during the three months ended September 30, 2013.  These acquisitions included two assets in Arizona, one in New York, and one Texas.

Subsequent to the end of the quarter, the Company acquired one asset in the Washington, DC area for $15.4 million.  In total for the year to date, the Company has acquired 15 assets for $148.5 million.

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As previously announced, on October 28, 2013, the Company entered into purchase and sale agreements to acquire 36 assets located in Houston and Austin, TX and Charlotte, NC for a combined price of $326 million.  The Company expects that the assets will be held in a joint venture with an institutional investor with the Company having a 50% ownership interest.

During the quarter, the Company sold eight assets in the Knoxville, TN market for total proceeds of $25.0 million and recognized a gain of $9.3 million.  Gains from the sales of property are excluded from the Company’s calculation of FFO and FFO, as adjusted.

Subsequent to September 30, 2013, the Company sold 22 facilities located in California, Ohio, Tennessee, Texas, and Wisconsin for $90.0 million.  Year to date, the Company has sold 35 assets for total proceeds of $126.4 million.  These dispositions represent a considerable reduction of exposure to the Company’s non-core investment markets, including a complete exit from the Memphis and Knoxville, TN markets and a 35% square footage reduction in the Inland Empire.

Third-Party Management

During the quarter, the Company was awarded four new management contracts.  At September 30, 2013, the Company’s third-party management program included 136 properties totaling 8.0 million square feet.  Year to date through September 30, 2013, the Company has been awarded 14 new management contracts and has acquired nine assets from the third-party management platform.

Same-Store Results

The Company’s same-store portfolio at September 30, 2013 represented 299 facilities containing approximately 19.9 million rentable square feet and included approximately 82.0% of the aggregate rentable square feet of the Company’s 361 owned facilities.  These same-store facilities represented approximately 78.2% of property net operating income for the quarter ended September 30, 2013.

Same-store physical occupancy at period end for the third quarter of 2013 was 90.0%, compared with 85.2% for the same quarter of last year.  Same-store net rental income for the third quarter of 2013 increased 6.9%, same-store total revenues increased 7.2%, and same-store operating expenses increased 1.8% from the same quarter in 2012.  Same-store net operating income increased 10.0%, as compared with the same period in 2012.

Operating Results

At September 30, 2013, the Company’s total owned portfolio, represented 361 facilities containing 24.3 million rentable square feet and had a physical occupancy of 89.6%.

Total revenues increased $13.5 million and total property operating expenses increased $3.0 million in the third quarter of 2013, as compared with the same period in 2012.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio and

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revenues generated from property acquisitions.  Increases in total property operating expenses are attributable to the impact of newly acquired properties and an increase of 1.8% in same-store expenses.

Interest expense decreased from $11.1 million during the three months ended September 30, 2012 to $10.0 million during the three months ended September 30, 2013, a decrease of $1.1 million.

The Company reported net income attributable to the Company’s common shareholders of $14.8 million, or $0.11 per common share, in the third quarter of 2013, compared with net income attributable to the Company’s common shareholders of $0.1 million, or $0.00 per share, in the third quarter of 2012.

Balance Sheet

During the quarter, the Company sold 1.9 million common shares of beneficial interest through its “at-the-market” equity program at an average sales price of $17.41 per share, resulting in net proceeds of $32.1 million.  At September 30, 2013, the Company had 9.0 million shares available for issuance under the existing equity distribution agreements.

Quarterly Dividend

On August 7, 2013, the Company declared a dividend of $0.11 per common share.  The dividend was paid on October 15, 2013 to common shareholders of record on October 1, 2013.

Also on August 7, 2013, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on October 15, 2013 to holders of record on October 1, 2013.

2013 Financial Outlook

“Based on a continuation of robust operating results, we are raising the midpoint of our guidance ranges for FFO per share and same-store performance metrics,” noted Chief Financial Officer Tim Martin.  “We remain delighted with our balance sheet positioning, as we maintain a significant degree of financial flexibility to support our broader business objectives.”

The Company is adjusting its previously issued estimates as well as underlying assumptions, and now expects that its fully diluted FFO per share for 2013 will be between $0.90 and $0.91 (previously between $0.86 and $0.90), and that its fully diluted earnings per share for the period will be between $0.12 and $0.13.  The Company’s estimate is based on the following key assumptions:

•                 For 2013, a same-store pool consisting of 299 assets totaling 19.9 million square feet

•                 Same-store net operating income (“NOI”) growth of 8.75% to 9.25% over 2012 (previously 7.5% to 8.5%), driven by revenue growth of 7.0% to 7.5% (previously 6.5% to 7.0%) and expense growth of 3.5% to 4.0% (previously 4.0% to 4.5%)

•                 General and administrative expenses of approximately $29.0 million to $30.0 million

Due to uncertainty related to the timing and terms of transactions, the impact of anticipated investment activity is excluded from guidance.

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2013 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.12	to	$0.13
Plus: real estate depreciation and amortization	0.83		0.83
Plus: acquisition related costs	.02		.02
Less: gains from sale of real estate	(.07)		(.07)
FFO per diluted share, as adjusted	$0.90	to	$0.91

The Company estimates that its fully diluted FFO per share for the quarter ending December 31, 2013 will be between $0.22 and $0.23, and that its fully diluted earnings per share for the period will be between $0.02 and $0.03.

4th Quarter 2013 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.02	to	$0.03
Plus: real estate depreciation and amortization	0.20		0.20
FFO per diluted share, as adjusted	$0.22	to	$0.23

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, November 8, 2013 to discuss financial results for the three months ended September 30, 2013.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  The dial-in numbers are 1-888-317-6016 for domestic callers, +1-412-317-6016 for international callers and 1-855-669-9657 for callers in Canada.   After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through December 8, 2013. The replay dial-in numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers and 1-855-669-9658 for callers in Canada.  The conference number is 10035373.

Supplemental operating and financial data as of September 30, 2013 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2012 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and real estate related impairment charges,

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plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other one-time items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses. NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense – early repayment of debt, acquisition related costs, equity in losses of real estate entities, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued operations, other income, gain on remeasurement of investment in real estate ventures, and interest income. NOI is not a measure of performance calculated in accordance with GAAP.

Management uses NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by

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the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•        national and local economic, business, real estate and other market conditions;

•        the competitive environment in which we operate, including our ability to raise rental rates;

•        the execution of our business plan;

•        the availability of external sources of capital;

•        financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•        increases in interest rates and operating costs;

•        counterparty non-performance related to the use of derivative financial instruments;

•        our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•        acquisition and development risks;

•        increases in taxes, fees, and assessments from state and local jurisdictions;

•        risks of investing through joint ventures;

•        changes in real estate and zoning laws or regulations;

•        risks related to natural disasters;

•        potential environmental and other liabilities;

•        other factors affecting the real estate industry generally or the self-storage industry in particular; and

•        other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2013	2012

ASSETS
Storage facilities	$2,473,889	$2,443,022
Less: Accumulated depreciation	(380,621)	(353,315)
Storage facilities, net	2,093,268	2,089,707
Cash and cash equivalents	2,940	4,495
Restricted cash	4,226	6,070
Loan procurement costs, net of amortization	8,885	8,253
Assets held for sale	67,924	-
Other assets, net	25,920	41,794
Total assets	$2,203,163	$2,150,319

LIABILITIES AND EQUITY

Unsecured senior notes	$250,000	$250,000
Revolving credit facility	88,300	45,000
Unsecured term loans	500,000	500,000
Mortgage loans and notes payable	206,100	228,759
Accounts payable, accrued expenses and other liabilities	55,113	60,708
Distributions payable	16,813	16,419
Deferred revenue	12,338	11,090
Security deposits	388	444
Other liabilities held for sale	975	-
Total liabilities	1,130,027	1,112,420

Noncontrolling interests in the Operating Partnership	40,688	47,990

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at September 30, 2013 and December 31, 2012	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 136,486,384 and 131,794,547 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,365	1,318
Additional paid-in capital	1,492,055	1,418,463
Accumulated other comprehensive loss	(12,626)	(19,796)
Accumulated deficit	(448,519)	(410,225)
Total CubeSmart shareholders’ equity	1,032,306	989,791
Noncontrolling interests in subsidiaries	142	118
Total equity	1,032,448	989,909
Total liabilities and equity	$2,203,163	$2,150,319

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CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

REVENUES
Rental income	$73,067	$61,204	$208,675	$172,078
Other property related income	8,580	7,065	24,215	18,833
Property management fee income	1,185	1,094	3,547	3,217
Total revenues	82,832	69,363	236,437	194,128
OPERATING EXPENSES
Property operating expenses	30,104	27,066	87,946	76,761
Depreciation and amortization	28,495	28,734	85,966	79,007
General and administrative	7,326	6,860	22,454	19,582
Total operating expenses	65,925	62,660	196,366	175,350
OPERATING INCOME	16,907	6,703	40,071	18,778
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(9,995)	(11,092)	(31,045)	(29,692)
Loan procurement amortization expense	(536)	(699)	(1,509)	(2,585)
Acquisition related costs	(470)	(1,527)	(2,233)	(2,390)
Equity in loss of real estate venture	-	(284)	-	(745)
Gain from remeasurement of investment in real estate venture	-	7,023	-	7,023
Other	(22)	166	(282)	(12)
Total other expense	(11,023)	(6,413)	(35,069)	(28,401)

INCOME (LOSS) FROM CONTINUING OPERATIONS	5,884	290	5,002	(9,623)

DISCONTINUED OPERATIONS
Income from discontinued operations	1,407	1,564	4,201	5,368
Gain on disposition of discontinued operations	9,310	197	9,538	6,403
Total discontinued operations	10,717	1,761	13,739	11,771
NET INCOME	16,601	2,051	18,741	2,148
NET (INCOME) LOSS ATTRIBUTABLE TO
NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(257)	(5)	(240)	106
Noncontrolling interests in subsidiaries	(2)	(410)	(1)	(1,918)
NET INCOME ATTRIBUTABLE TO THE COMPANY	16,342	1,636	18,500	336
Distribution to preferred shareholders	(1,502)	(1,502)	(4,506)	(4,506)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S
COMMON SHAREHOLDERS	$14,840	$134	$13,994	$(4,170)

Basic earnings (loss) per share from continuing operations attributable to common shareholders	$0.03	$(0.01)	$0.00	$(0.13)
Basic earnings per share from discontinued operations attributable to common shareholders	0.08	0.01	0.10	0.10
Basic earnings (loss) per share attributable to common shareholders	$0.11	$0.00	$0.10	$(0.03)

Diluted earnings (loss) per share from continuing operations attributable to common shareholders	$0.03	$(0.01)	$0.00	$(0.13)
Diluted earnings per share from discontinued operations attributable to common shareholders	0.08	0.01	0.10	0.10
Diluted earnings (loss) per share attributable to common shareholders	$0.11	$0.00	$0.10	$(0.03)

Weighted-average basic shares outstanding	135,365	124,169	134,007	123,016
Weighted-average diluted shares outstanding	138,106	124,169	136,643	123,016

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S
COMMON SHAREHOLDERS:
Income (loss) from continuing operations	$4,305	$(1,585)	$489	$(15,658)
Total discontinued operations	10,535	1,719	13,505	11,488
Net income (loss)	$14,840	$134	$13,994	$(4,170)

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Same-store facility results (299 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three months ended September 30,		Percent
	2013	2012	Change

REVENUES
Net rental income	$56,885	$53,227	6.9%
Other property related income	6,200	5,614	10.4%
Total revenues	63,085	58,841	7.2%

OPERATING EXPENSES
Property taxes	6,480	6,119	5.9%
Personnel expense	6,243	5,878	6.2%
Advertising	1,398	1,706	-18.1%
Repair and maintenance	779	818	-4.8%
Utilities	2,334	2,335	0.0%
Property insurance	590	686	-14.0%
Other expenses	2,749	2,660	3.3%

Total operating expenses	20,573	20,202	1.8%

Net operating income (1)	$42,512	$38,639	10.0%

Gross margin	67.4%	65.7%

Period end occupancy (2)	90.0%	85.2%

Period average occupancy (3)	90.5%	85.5%

Total rentable square feet	19,950	19,950

Realized annual rent per occupied square foot (4)	$12.61	$12.48	1.0%

Scheduled annual rent per square foot (5)	$13.64	$13.43	1.6%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$42,512	$38,639
Non same-store net operating income (1)	11,882	5,936
Indirect property overhead (6)	(1,666)	(2,278)
Depreciation and amortization	(28,495)	(28,734)
General and administrative expense	(7,326)	(6,860)

Operating Income	$16,907	$6,703

(1)                                  Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                  Represents occupancy at September 30 of the respective year.

(3)                                  Represents the weighted average occupancy for the period.

(4)                                  Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                  Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                  Includes property management income earned in conjunction with managed properties.

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Same-store facility results (299 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Nine months ended September 30,		Percent
	2013	2012	Change

REVENUES
Net rental income	$165,615	$155,321	6.6%
Other property related income	17,939	15,195	18.1%
Total revenues	183,554	170,516	7.6%

OPERATING EXPENSES
Property taxes	19,455	18,428	5.6%
Personnel expense	18,342	17,520	4.7%
Advertising	4,255	4,761	-10.6%
Repair and maintenance	2,277	2,223	2.4%
Utilities	6,443	6,257	3.0%
Property insurance	1,910	1,988	-3.9%
Other expenses	8,634	8,286	4.2%

Total operating expenses	61,316	59,463	3.1%

Net operating income (1)	$122,238	$111,053	10.1%

Gross margin	66.6%	65.1%

Period end occupancy (2)	90.0%	85.2%

Period average occupancy (3)	88.1%	82.4%

Total rentable square feet	19,950	19,950

Realized annual rent per occupied square foot (4)	$12.56	$12.60	-0.3%

Scheduled annual rent per square foot (5)	$13.60	$13.49	0.8%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$122,238	$111,053
Non same-store net operating income (1)	31,507	11,838
Indirect property overhead (6)	(5,254)	(5,524)
Depreciation and amortization	(85,966)	(79,007)
General and administrative expense	(22,453)	(19,582)

Operating Income	$40,072	$18,778

(1)                                  Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                  Represents occupancy at September 30 of the respective year.

(3)                                  Represents the weighted average occupancy for the period.

(4)                                  Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                  Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                  Includes property management income earned in conjunction with managed properties.

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Non-GAAP Measure – Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income (loss) attributable to common shareholders	$14,840	$134	$13,994	$(4,170)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	28,116	28,170	84,836	77,930
Real property - discontinued operations	680	1,416	2,339	4,387
Company’s share of unconsolidated real estate ventures	-	513	-	1,540
Noncontrolling interest’s share of consolidated real estate ventures	-	(191)	-	(1,049)
Gains from sale of real estate	(9,310)	(197)	(9,538)	(6,403)
Gain from remeasurement of investment in real estate venture	-	(7,023)	-	(7,023)
Noncontrolling interests in the Operating Partnership	257	5	240	(106)

FFO	$34,583	$22,827	$91,871	$65,106

Add:
Acquisition related costs	470	1,527	2,233	2,390

FFO, as adjusted	$35,053	$24,354	$94,104	$67,496

Earnings (loss) per share attributable to common shareholders - basic	$0.11	$0.00	$0.10	$(0.03)
Earnings (loss) per share attributable to common shareholders - fully diluted	$0.11	$0.00	$0.10	$(0.03)
FFO per share and unit - fully diluted	$0.25	$0.18	$0.66	$0.50
FFO, as adjusted per share and unit - fully diluted	$0.25	$0.19	$0.68	$0.52

Weighted-average basic shares outstanding	135,365	124,169	134,007	123,016
Weighted-average diluted shares outstanding	138,106	124,169	136,643	123,016
Weighted-average diluted shares and units outstanding	140,387	130,384	138,962	129,222

Dividend per common share and unit	$0.11	$0.08	$0.33	$0.24
Payout ratio of FFO, as adjusted	44%	42%	49%	46%

Contact:

CubeSmart

Daniel Ruble

Investor Relations

(610) 293-5700

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